Exhibit 10.43
                       LOAN AGREEMENT


     This Loan Agreement ("Agreement"), made and entered into on this _____ day of __________, 19__, and made effective as of October 13, 1997, by and between Enron Corp. ("Company" or "Lender"), a Delaware corporation having its headquarters at 1400 Smith Street, Houston, Texas 77002, and Jeffrey K. Skilling ("Employee" or "Borrower"), an individual currently residing in Houston, Harris County, Texas.


                      W I T N E S S E T H


WHEREAS, Employer and Employee are parties to that certain
Employment Agreement dated January 1, 1996;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

                           ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Business Day" means a day of the week, Monday through Friday, on which the offices of the Lender at 1400 Smith
Street, Houston, Texas 77002, are open for business.

     "Events of Default" or "Event of Default" has the meaning specified in Section 4.01.

     "Loan" has the meaning specified in Section 2.01.

     "Loan Document" has the meaning specified in Section
3.01.

     "Note" means a promissory note of the Borrower payable to the order of the Lender, in substantially the form of Attachment A hereto, evidencing the indebtedness of the Borrower to the Lender resulting from the Loan made by the Lender.

     "Pledge Agreement" has the meaning specified in section
3.01.

     "Termination Date" means the earlier date of
(i) December 31, 2001, or (ii) termination of Borrower's employment with Lender pursuant to Section 4.01(b).

     SECTION 1.02.  Computation of Time Periods.  In this
Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                           ARTICLE II

                  AMOUNT AND TERMS OF THE LOAN

     SECTION 2.01.  The Loan.  The Lender agrees,
conditioned on the employment of Borrower by Lender, and on the terms and conditions hereinafter set forth, to make a loan to the Borrower (the "Loan") on October 13, 1997 in the principal amount of Four Million Dollars ($4,000,000.00).

     SECTION 2.02. Repayment. Subject to the provisions of this Loan Agreement the Borrower shall repay the unpaid principal amount of the Loan made by the Lender in accordance with the Note made by the Borrower to the order of the Lender, in no event later than December 31, 2001.

     SECTION 2.03. Interest. The Borrower shall pay interest, compounded semi-annually, on the unpaid principal and interest of the Loan until the maturity date of December 31, 2001 at the October 1997 mid-term Applicable Federal Rate (AFR) of 6.24%. The borrower shall make payments of accrued interest annually, on the anniversary date of the loan or at the election of Borrower on the subsequent 31st day of December.

     SECTION 2.04.  Prepayments.

     (a) Mandatory. There shall be no mandatory prepayment of the Loan made by the Lender to the Borrower.

     (b) Optional. The Borrower may, upon at least three Business Days' notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, prepay such outstanding principal amount of the Loan, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty, or at the Borrower's election, Borrower may make a prepayment of interest only.

     SECTION 2.05.  Payments and Computations.

     (a) The Borrower shall make each payment under the Note not later than 11:00 A.M. (Houston, Texas time) on the day when due in U.S. dollars to the Lender at its address referred to in Section 5.02.

     (b) All computations of interest pursuant to Section
2.03 shall be made on the basis of a year of 365 or 366 days, as the case may be.

     (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business
Day, such payment shall be made on the next succeeding
Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     SECTION 2.06. Loan Intentions. It is the intention of the parties that the Loan made under this Loan Agreement is made in full compliance with and conditioned upon U.S. Internal Revenue Code Section 7872(f)(5) in effect as of such date.

     SECTION 2.07.  Special Loan Provisions.

          If none of the Events of Default described in
Section 4.01 of this Loan Agreement occur and Borrower fully performs all the duties and responsibilities expected of him in his position and under his employment agreement through December 31, 2001, then 50% of the loan amount will be forgiven and the remaining 50% shall be repaid to Lender by Borrower.

                          ARTICLE III

                     CONDITIONS OF LENDING

     SECTION 3.01.  Condition Precedent to Loan.  The
obligation of the Lender to make the Loan is subject to the condition precedent that the Lender shall have received prior to the date of the Loan the following, in form and substance satisfactory to the Lender:

     (a) The Note made by Borrower to the order of the Lender.

     (b) A Pledge Agreement, making a pledge and assignment to the Lender of Pledge Collateral having a present value and liquidity reasonably acceptable to Lender, duly executed by the Borrower, in substantially the form of Attachment B (The "Pledge Agreement" and, together with this Agreement and the Note, the "Loan Documents" and individually a "Loan Document"), together with evidence that all actions in the opinion of the Lender, desirable to perfect and protect the security interest created by the Pledge Agreement have been or will be taken in a timely manner.

                         ARTICLE IV

                      EVENTS OF DEFAULT

     SECTION 4.01.  Events of Default.  If any of the
following events ("Events of Default") shall occur and be continuing:

     (a) A period of ten (10) Business Days shall have elapsed after Lender gives notice to Borrower that Borrower has failed to pay interest on the Note after the same becomes due and payable; or

     (b) The employment of the Borrower with the Lender, pursuant to the Employment Agreement between the parties effective January 1, 1996, terminates other than through Borrower's "Involuntary Termination", death, or disability as defined in said Employment Agreement; then, and in any such event, the Lender may by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable and shall be prorated over the current year, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lender to make the Loan shall automatically be terminated and (B) the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                           ARTICLE V

                         MISCELLANEOUS

     SECTION 5.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or cable communication) and mailed, telegraphed, telexed, cabled or delivered, if to the Lender, at its address at 1400 Smith Street, Houston, Texas 77002, Attention: Treasurer; if to the Borrower, at 1912 N. Boulevard, Houston, Texas 77098, or at such other address as shall be designated by either such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

     SECTION 5.03.  No Waiver; Remedies.  No failure on the
part of the Lender to exercise, and no delay in exercising any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right by Lender preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.04.  Binding Effect; Governing Law.  This
Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Texas.

     SECTION 5.05. Nontransferability. Notwithstanding any other provision of a Loan Document to the contrary, in no event shall the benefits of the interest arrangement of the Loan by the Lender and the Borrowings by the Borrower be transferable.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                          ENRON CORP.


                          By:  /s/  PEGGY B. MENCHACA
                          Name:  Peggy B. Menchaca
                          Title: Vice President & Secretary

ATTEST:

/s/  GENEVA H. HIROMS
Geneva H. Hiroms